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                                                                    EXHIBIT 23.7



                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Post-Effective Amendment No. 1 to the Registration Statement (Form S-3) and related prospectus of Magna Entertainment Corp. for the registration of 7,339,724 shares of its Class A Subordinate Voting Stock and to the incorporation by reference therein of our report dated December 22, 2000 with respect to the combined financial statements of Bay Meadows Operating Company, LLC and Bay Meadows Catering incorporated by reference in the Current Report on Form 8-K/A of Magna Entertainment Corp. filed with the Securities and Exchange Commission pursuant to the Securities and Exchange Act of 1934 on March 27, 2001.


                                                        /s/ Ernst & Young LLP
                                                        ---------------------
                                                        Chartered Accountants

August 29, 2001
Toronto, Canada